EXHIBIT 10.12(d)

Advanced Medical Optics, Inc.

EMPLOYEE RESTRICTED STOCK GRANT

TERMS AND CONDITIONS

As of April 2007

Pursuant to the terms of the 2004 Stock Incentive Plan (the “Plan”), Advanced Medical Optics, Inc., a Delaware corporation, hereby offers to grant to you the number of shares of its Common Stock set forth in Section 2(a) below, on the terms and conditions and subject to the restrictions set forth in the Plan and this Terms and Conditions of Employee Restricted Stock Grant (the “Agreement”).

To accept this offer, you should click the “Acknowledge Grant” button on the Grant Summary. This Agreement contains important information and you should read it carefully before you click the Acknowledge Grant button.

1. Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the same meanings as in the Plan.

2. Basic Terms.

(a) The Stock. AMO hereby offers to grant to you the number of shares of its Common Stock set forth in the Grant Summary (the “Stock”).

(b) Price. You are not required to pay any purchase price for the Stock.

3. Restrictions on the Stock. Any Stock received by you pursuant to this Agreement shall be subject to the following restrictions:

(a) The shares of Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until these restrictions lapse and are removed, and any additional requirements or restrictions contained in this Agreement or in the Plan have been satisfied, terminated or expressly waived by AMO in writing.

(b) The restrictions imposed under Paragraph (a) above shall lapse and be removed (and all shares of the Stock shall vest) in accordance with the vesting schedule set forth in the Grant Summary.

(c) If your employment with the Company is terminated for any reason other than Job Elimination, death or Total Disability, all of your rights with respect to Stock that is unvested shall immediately terminate and shall be returned to AMO forthwith.

(d) If your employment with the Company is terminated because of your death or Total Disability, the restrictions imposed upon the Stock shall lapse and be removed (and all shares of the Stock shall become fully vested) upon such termination of employment.

(e) If your employment with the Company is terminated due to Job Elimination, the restrictions imposed upon the Stock will lapse and be removed as to a number of shares (the “Vested Shares”) computed by multiplying the total number of shares of Stock by a fraction, the numerator of which is the number of full calendar months from the date of grant until your last day as an employee and the denominator of which is the number of months during which the restrictions would have been in effect pursuant to this Agreement. With respect to all shares of Stock other than the Vested Shares (the “Unvested Shares”), all of your rights shall immediately terminate and all Unvested Shares, if any, shall be returned to AMO forthwith.

(f) In the event of a Change in Control, the restrictions imposed under Paragraph (a) above upon the Stock shall lapse and be removed (and all shares of the Stock shall become fully vested) as of the date of such Change in Control.

In order to enforce the foregoing restrictions, the Board may (i) require that the certificates representing the shares of Stock remain in the physical custody of AMOor in book entry until any or all of such restrictions expire or have been removed, and (ii) may cause a legend or legends to be placed on the certificates which make appropriate reference to the restrictions imposed under the Plan.

4. Voting and Other Rights. Notwithstanding anything to the contrary in the foregoing, during the period prior to the lapse and removal of the restrictions set forth in Section 3 above, except as otherwise provided herein, you shall have all of the rights of a stockholder with respect to all of the Stock, including without limitation the right to vote such Stock and the rights to receive all dividends or other distributions with respect to such Stock. In connection with the payment of such dividends or other distributions, you hereby authorize the Company to deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account.

5. Expiration of the Restricted Term. Upon the lapse and removal of the restrictions applicable to all or any portion of the Stock as provided in Section 3 above, the Company is required to withhold for taxes, you hereby agree, with respect to such Stock, to pay to the Company, in the form of cash, a certified or bank cashier’s check, or shares of Common Stock, an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account, or to otherwise make arrangements satisfactory to the Committee for the payment or withholding of such amounts.

6. Section 83(b) Election. If you elect, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (or any successor thereto), or comparable provisions of any state tax law, to include any amount in your gross income in connection with your receipt of the Stock, you hereby agree to promptly notify the Company of such election.

7. Agreement Subject to Plan. This Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. Any provision hereof which is inconsistent with the Plan shall be superseded by and governed by this Agreement.

8. No Rights to Continuation of Employment. Nothing in the Plan or this Agreement shall confer upon you any right to continue in the employ of the Company or any subsidiary thereof or shall interfere with or restrict the right of the Company or its stockholders (or of a subsidiary or its stockholders, as the case may be) to terminate your employment any time for any reason whatsoever, with or without cause.

9. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

10. Agreement Binding on Successors. The terms of this Agreement shall be binding upon you and upon your heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

11. No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by you.

12. Necessary Acts. You hereby agree to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13. Invalid Provisions. If any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable laws such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

14. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail, postage prepaid, or by expedited mail service such as Federal Express or DHL, or facsimile, addressed as follows:

If to you:	To your address as last set forth in the Company’s employment records
If to the Company:	Advanced Medical Optics, Inc.
Attn: General Counsel
1700 E. St. Andrew Pl.
Santa Ana, CA 92705
Fax: (714) 247-8679

15. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

16. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and taken together shall constitute one and the same document.

18. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.